Exhibit (13) a.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ENACTED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Komatsu Ltd. (the “Company”) for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on July 5, 2007 as amended by this Form 20-F/A (Amendment No. 1) dated the date hereof (the “Report”), I, Kunio Noji, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. (s) 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 19, 2007

By:	/s/ KUNIO NOJI
Kunio Noji
President and Chief Executive Officer

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